EXHIBIT Q

                  CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT

This Convertible Securities Subscription Agreement (the "Agreement") has been executed by the undersigned (the "Subscriber") in connection with the sale of certain shares of Series P Convertible Preferred Stock, $.01 par value, and an initial Designated Price (as defined in the Certificate of Designation with respect thereto) of $50,000 per share (the "Preferred Stock"), of Geotek Communications, Inc., a Delaware corporation (the "Company"), convertible into shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. The rights and preferences of the Preferred Stock, including the terms on which the Preferred Stock may be converted into Common Stock and the terms of certain warrants issuable in connection with the Company's redemption of the Preferred Stock, are set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation") which shall have been executed,
---------
acknowledged, filed, recorded and become effective in accordance with the General Corporation Law of the State of Delaware prior to the acceptance by the Company of this Agreement. The terms of certain warrants (collectively with the warrants issuable in connection with the Company's redemption of the Preferred Stock, the "Warrants") issuable in connection with the issuance of the Preferred Stock are set forth in Exhibit A-1 attached hereto. The solicitation of this
                       -----------
Agreement and, if accepted by the Company, the offer and sale of Preferred Stock and Warrants, are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission ("SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"), or under the provisions of Section 4(2) of the Securities Act. The Preferred Stock, the Warrants and the Common Stock issuable upon conversion or exercise thereof are sometimes collectively referred to in this Agreement as the "Securities." The Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants is sometimes referred to as the "Underlying Stock." The Subscriber wishes to subscribe for the number of shares of Preferred Stock and at the aggregate purchase price set forth in Section 13 and in accordance with the other terms and conditions of this Agreement, the Certificate of Designation and the Registration Rights Agreement attached hereto as Exhibit B. In consideration of the mutual promises, representations,
    ----------
warranties and conditions set forth herein, and intending to be legally bound hereby, the Company and the Subscriber agree as follows:

1.        Agreement to Subscribe; the Subscriber

1.1       Purchase and Issuance of Preferred Stock and Warrants.  The Subscriber
          -----------------------------------------------------
          hereby subscribes for the number of shares of Preferred Stock and Warrants at the aggregate purchase price set forth in Section 13. The

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                                                             Page 29 of 81 Pages

          closing of the purchase of such shares of Preferred Stock and Warrants (the "Closing") shall occur on January 23, 1997 or such other date as the Company and the Subscriber shall agree (the "Closing Date") and shall be deemed to have occurred when (i) a copy of the Certificate of Designation as filed and certified by the Secretary of State of the State of Delaware has been delivered to the Subscriber, (ii) this Agreement and the Registration Rights Agreement have been executed and delivered by both the Subscriber and the Company, (iii) the purchase price has been delivered by the Subscriber to the Company (in same day funds via wire transfer pursuant to instructions previously delivered for such purpose), and (iv) certificates representing the shares of Preferred Stock and Warrants subscribed for hereby have been delivered by the Company to Subscriber.

1.2       Nature of the  Subscriber.  The Subscriber is purchasing the Preferred
          -------------------------
          Stock for its own account and the Subscriber represents and warrants that it is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D.

1.3       Conditions  Precedent  to the  Obligation  of the Company to Issue and
          ----------------------------------------------------------------------
          Sell the Preferred Stock and Warrants. The obligation hereunder of the
          -------------------------------------
          Company to issue and/or sell the Preferred Stock and Warrants to the Subscriber is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a)            Accuracy of the Subscriber's  Representations and Warranties. The
               ------------------------------------------------------------
               representations and warranties of the Subscriber shall be true and correct as of the date when made and as of the Closing Date as though made at each such time.

(b)            Performance  by  the  Subscriber.   The  Subscriber   shall  have
               --------------------------------
               performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing.

(c)            No Injunction.  No statute,  rule,  regulation,  executive order,
               -------------
               decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities which prohibits or adversely affects any of the transactions contemplated by this

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                                                             Page 30 of 81 Pages

               Agreement, nor shall any proceeding have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

(d)            Side Letter Agreement.  The Company and the Subscriber shall have
               ---------------------
               entered into a letter agreement in substantially the form attached hereto as Exhibit C concerning block trade sales, short
                                  ---------
               sale transactions and certain other matters.

1.4 Conditions Precedent to the Obligation of the Subscriber to Purchase the Preferred Stock and Warrants. The obligation of the Subscriber hereunder to purchase the Preferred Stock from the Company is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Subscriber's sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(a)            Accuracy of the Company's  Representations  and  Warranties.  The
               -----------------------------------------------------------
               representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at each such time.

(b)            Performance  by the Company.  The Company  shall have  performed,
               ---------------------------
               satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)            No Injunction.  No statute,  rule,  regulation,  executive order,
               -------------
               decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

(d)            Adverse Changes.  Since September 30, 1996, no event which had or
               ---------------
               is likely to have a Material Adverse Effect (as defined in Section 3.5 below) on the Company has occurred.

(e)            No Suspension of Trading in or Delisting of Common Stock. Trading
               --------------------------------------------------------
               in the Common  Stock shall not have been  suspended by the SEC or

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                                                             Page 31 of 81 Pages

               the Nasdaq National Market ("Nasdaq" or the "Exchange") and the Common Stock shall not have been delisted from the Exchange.

(f)            Legal Opinion. The Company shall have delivered to the Subscriber
               -------------
               the opinion of Messrs. Klehr, Harrison, Harvey, Branzburg & Ellers, independent counsel to the Company, in substantially the form attached hereto as Exhibit D.
                                       ---------

(g)            Officer's  Certificate.  The Company shall have  delivered to the
               ----------------------
               Subscriber a certificate in form and substance reasonably satisfactory to the Subscriber, executed by an executive officer of the Company, to the effect that all the conditions to the Closing shall have been satisfied as of the Closing Date.

(h)            Filing of the  Certificate  of  Designation.  The  Certificate of
               -------------------------------------------
               Designation, conforming to the terms of this Agreement, shall have been duly filed with the Secretary of State of the State of Delaware and a certified copy thereof shall have been delivered to the Subscriber.

(i)            Registration  Rights  Agreement.  The Company and the  Subscriber
               -------------------------------
               shall have entered into the Registration Rights Agreement in the form attached as Exhibit B.
                                ---------

2.        Representations and Warranties of Subscriber

          The Subscriber represents and warrants to the Company that:

2.1       No Government  Recommendation or Approval.  The Subscriber understands
          -----------------------------------------
          that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or the offering of the Securities.

2.2       Intent.  The  Subscriber  is  purchasing  the  Securities  for its own
          ------
          account and not with a view towards distribution in violation of securities laws, and the Subscriber has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with

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                                                             Page 32 of 81 Pages

          federal and state securities laws applicable to such disposition. The Subscriber has been advised of or is aware of the provisions of Rule 144 promulgated under the Securities Act.

2.3       Sophisticated Investor. The Subscriber is a sophisticated investor (as
          ----------------------
          defined in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Subscriber acknowledges that the Securities are speculative and involve a high degree of risk. The Subscriber understands that there is no established market for the Preferred Stock or the Warrants and that no public market therefor is foreseen.

2.4       Independent  Investigation.  The Subscriber, in making its decision to
          --------------------------
          purchase the Securities subscribed for hereunder, has relied upon an independent investigation made by it and/or its representatives and has not relied on any information or representations made by third parties or on any oral or written representations or assurances from the Company or any representative or agent of the Company, other than as set forth in this Agreement, in the public filings of the Company and in the documents described below. Prior to the date hereof, the Subscriber has been furnished with and has reviewed the Company's Annual Report on Form 10- K for the period ended December 31, 1995 (the "1995 Form 10-K") sent to the Company's shareholders and all documents filed by the Company with the SEC since December 31, 1995, pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities
          Exchange Act of 1934, as amended (the "Exchange Act") (excluding preliminary proxy statement filings) (such documents are collectively referred to in this Agreement as the "Exchange Act Reports"), including, without limitation, the Company's Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, as filed with the SEC on May 10, 1996, August 14, 1996 and November 14, 1996, respectively, and a copy of the Company's Registration Statement on Form S-3 declared effective by the SEC on September 30, 1996. The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering of the Securities contemplated hereby.

2.5 Authority. This Agreement has been duly authorized and validly executed and delivered by the Subscriber and is a valid and binding agreement enforceable against the Subscriber in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.


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                                                             Page 33 of 81 Pages


2.6       No Legal Advice From Company. The Subscriber  acknowledges that it has
          ----------------------------
          had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and tax advisors. The Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment.

2.7       No Broker. The Subscriber has taken no action which would give rise to
          ---------
          any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

2.8       [Intentionally Omitted]

2.9       Reliance on Representations and Warranties. The Subscriber understands
          ------------------------------------------
          that the Securities are being offered and sold to it in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.10      Transfer  or Resale.  The  Subscriber  understands  that (i) except as
          -------------------
          provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder or (b) the Subscriber shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (ii) any sale of such Securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).


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                                                             Page 34 of 81 Pages


2.11      Legends.  The  Subscriber   understands  that  the  Preferred  Shares,
          -------
          Warrants and, until such time as the Underlying Stock has been registered under the Securities Act, as contemplated by the
          Registration Rights Agreement or otherwise may be sold by the Subscriber pursuant to Rule 144 under the Securities Act (or any successor rule thereto) without any restriction as to the number of securities acquired hereunder that can then be immediately sold, the certificates for the Underlying Stock, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act."

               The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Subscriber agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable securities law. In the event the above legend is removed from any Security, the Company may, upon reasonable advance notice to the Subscriber, require that the above legend be placed on any Security that cannot then be sold pursuant to an effective registration statement or Rule 144 under the Securities Act (or any successor rule thereto) without any restriction as to the number of securities acquired hereunder that can then be immediately sold.

3.      Representations and Warranties of the Company

        The Company represents and warrants to the Subscriber that:


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                                                             Page 35 of 81 Pages


3.1       Company  Status.  The Company has registered its Common Stock pursuant
          ---------------
          to Section 12(b) or 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of its Common Stock, and such Common Stock is currently listed on the Exchange, which Exchange is the principal market for the Company's Common Stock.

3.2       Current  Public  Information.  The  Exchange  Act Reports are the only
          ----------------------------
          filings made by the Company since December 31, 1995 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

3.3       No General  Solicitation  in Regard to this  Transaction.  Neither the
          --------------------------------------------------------
          Company nor any of its affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Regulation D) with respect to any of the Securities, nor have they made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require the registration of the Securities under the Securities Act.

3.4       Capitalization;  Valid  Issuance of Preferred  Stock and Common Stock.
          ---------------------------------------------------------------------
          The Company  has an  authorized  capitalization  set forth on Schedule
                                                                        --------
          3.4. Except as set forth on Schedule 3.4, no shares of Preferred Stock
          ---
          or options, warrants or other securities convertible or exercisable into Common Stock have been issued or are outstanding. The Company has issued and outstanding that number of shares of Common Stock and preferred stock of various series, as set forth on Schedule 3.4, and
                                                               ------------
          all such shares have been duly and validly authorized and issued, are fully paid and non-assessable; prior to the Closing Date, the authorized capitalization shall include the Securities; upon issuance of the Securities, the Securities will be duly and validly issued, fully paid and non-assessable; the Underlying Stock, when issued and delivered in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and non-assessable; and, except as set forth on Schedule 3.4 hereto, the
                                                       ------------
          holders of outstanding capital stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the Securities or the Underlying Stock. As of the Closing Date, the Company shall have duly filed the Certificate of Designation, and all of the rights, preferences and privileges of the Preferred Stock shall be as set forth in the Certificate of Designation, a copy of which, certified by the Secretary of State of the State of Delaware, shall be delivered to the Subscriber on or before the Closing Date.


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                                                             Page 36 of 81 Pages


3.5       Organization  and  Qualification.  The Company is a  corporation  duly
          --------------------------------
          incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries, except as set forth on
          Schedule  3.5.  The  Company is duly  qualified  to do  business  as a
          -------------
          foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects of the entity taken as a whole, or the consolidated financial condition of the entity with respect to which such term is used, or with respect to any other entity controlled by such entity, and/or any condition or situation which would prohibit or otherwise interfere with the ability of the entity with respect to which said term is used to enter into or perform its obligations under this Agreement, the Certificate of Designation or the Registration Rights Agreement.

3.6       Authorization;   Enforcement.   (i)  The  Company  has  the  requisite
          ----------------------------
          corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue the Securities subject to the limitations and conditions contained in and otherwise in accordance with the terms hereof and of the Certificate of Designation, the Warrants and the Side Letter, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby including, without limitation, the issuance of the Underlying Stock (based on the conversion price in effect on the date hereof), have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and (iv) this Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and
          (y) as rights to indemnity or contribution may be limited by federal and state securities laws and public policy considerations.

3.7.      Corporate  Documents.  The Company has furnished or made  available to
          --------------------
          the Subscriber true and correct copies of the Company's Certificate of

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                                                             Page 37 of 81 Pages

          Incorporation as in effect on the date hereof (the "Certificate"), and
          the  Company's  By-Laws,   as  in  effect  on  the  date  hereof  (the
          "By-Laws").

3.8       No  Conflicts.  The  execution,   delivery  and  performance  of  this
          -------------
          Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the issuance of any of the Securities or the Underlying Stock (based on the conversion price in effect on the date hereof), do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Subscriber and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent which has not been obtained, or authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms hereof and thereof (other than any SEC, Nasdaq or state securities filings in connection with this offering which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Subscriber and/or its principals herein.

3.9       Exchange Act Reports.  The Company has delivered or made  available to
          --------------------
          the  Subscriber  true and complete  copies of the Exchange Act Reports

                                                             Page 38 of 81 Pages

          (including, without limitation, proxy information and solicitation materials). As of their respective dates, the Exchange Act Reports complied in all material respects with the requirements of the
          Exchange Act and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such Exchange Act Reports, and none of the Exchange Art Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Exchange Act Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.10      No Material  Adverse Change.  Since September 30, 1996, the end of the
          ---------------------------
          period for which the most recent Quarterly Report of the Company on Form 10-Q was filed with the SEC, a copy of which is included in the Exchange Act Reports, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries.

3.11      No Undisclosed  Liabilities.  The Company and its subsidiaries have no
          ---------------------------
          liabilities or obligations not disclosed in the Exchange Act Reports, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since September 30, 1996 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

3.12      No  Integrated   Offering.   Neither  the  Company,  nor  any  of  its
          -------------------------
          affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.

                                                             Page 39 of 81 Pages


3.13      Broker.  The Company has taken no action  which would give rise to any
          ------
          claim by any person for brokerage commission, finder's fees or similar payments by the Subscriber relating to this Agreement or the transactions contemplated hereby.

3.14      Acknowledgment  of Dilution.  The number of shares of Underlying Stock
          ---------------------------
          issuable upon conversion of the Series P Preferred Stock will increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Underlying Stock upon conversion of the Preferred Stock in accordance with the Certificate of Designation is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders, but is nevertheless subject to the terms and conditions of general application imposed upon the Company by governmental decrees and by the Exchange.

4.        Covenants of the Company

4.1       Registration  Rights. The Company shall, at the Closing,  enter into a
          --------------------
          Registration Rights Agreement with the Subscriber in substantially the form annexed hereto as Exhibit B.
                                 ---------

4.2       Reservation  of Common  Stock.  The Company has reserved  four million
          -----------------------------
          (4,000,000) shares of Common Stock and the Company shall continue to reserve and keep available at all times, free of preemptive rights and subject to such legal limits and rules of exchanges on which the Common Stock may be traded, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Series P Preferred Stock and exercise of the outstanding Warrants; provided, however, that from and
                                                --------  -------
          after the date of the Company's annual shareholders' meeting in calendar year 1997, the number of shares so reserved shall at no time be less two hundred percent (200%) of that number of shares of the Company's Common Stock for which Preferred Stock and Warrants are then convertible or exercisable, as equitably adjusted pursuant to any stock splits, split ups, recapitalization or reorganization of shares of Common Stock. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Series P Preferred Stock; provided that in no event shall the number
                                      --------
          of shares so reserved be less than the maximum number required to satisfy remaining conversion rights on the unconverted Series P Preferred Stock.

4.3       Listing of  Underlying  Stock.  The Company  hereby  agrees,  promptly
          -----------------------------
          following  the  Closing  of  the  transaction   contemplated  by  this

                                                             Page 40 of 81 Pages

          Agreement, to take such action to cause the Underlying Stock to be listed on the Exchange as promptly as possible but no later than ninety (90) days following the Closing. The Company further agrees that, if the Company applies to have the Common Stock traded on any principal stock exchange, it will include in such application the Underlying Stock and will take such other action as is necessary or desirable to cause the Underlying Stock to be listed on such exchange as promptly as possible.

4.4       Exchange Act Registration.  For so long as the Company is in existence
          -------------------------
          and Preferred Stock remains outstanding, the Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all action necessary to continue the listing and trading of its Common Stock on the Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Exchange; provided, however, that the Company may terminate such listing at any time so long as the Company's Common Stock is then listed on either the American Stock Exchange or the New York Stock Exchange.

4.5       Corporate  Existence.  The Company  will take all steps  necessary  to
          --------------------
          preserve and continue the corporate existence of the Company; provided, however, that this sentence shall not limit the Company's ability to engage in any bona fide corporate transaction or reorganization otherwise consistent with this Agreement.

5.        [Intentionally Omitted]

6.        Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law, except for matters arising under the Securities Act or the Exchange Act, which matters shall be construed and interpreted in accordance with such Acts. The Company hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the Subscriber's sole option, be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York.

                                                             Page 41 of 81 Pages

          The Company consents to the jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the Company at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.

7.        Assignment; Entire Agreement; Amendment

     (a) Neither this Agreement nor any obligations of the Company hereunder may be assigned by the Company to any other person or entity. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Securities with respect to the Securities held by such person.

     (b) This Agreement, the Warrants, the Certificate of Designation, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes all prior agreements (including, without limitation, that certain letter agreement dated December 31, 1996 between the Company and S-C Rig Investments-III, L.P., Winston Partners II LLC and Winston Partners II LDC), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.        Publicity

          The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Subscriber without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                                                             Page 42 of 81 Pages


9.      Notices, Etc.; Expenses; Indemnity

(a) Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Copies of all notices to the Subscriber shall be sent to its designee or representative.

(b) Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

10.       Counterparts

          This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

11.       Survival; Severability; Specific Performance

          The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing for a period of four (4) years (except for the covenants contained in Sections 4.2, 4.3, 4.4 and 4.5 which shall survive indefinitely). In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. Notwithstanding anything in this Agreement, the Warrants, the Registration Rights Agreement or the Certificate of Designation to the contrary, nothing shall limit the Subscriber's right to pursue any and all available remedies, whether at law or at equity (including, without limitation, specific performance), in connection therewith.

  12.     Title and Subtitles

          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                                                             Page 43 of 81 Pages



13.       Amount; Delivery

          The undersigned hereby subscribes for ___________ shares of Preferred Stock and Warrants to purchase _________shares of Common Stock pays herewith funds in the amount of ______________________.

          The Company hereby delivers to the undersigned the Preferred Stock purchased by the Subscriber, together with such Warrants, if any, which the undersigned is acquiring upon initial issuance of the Preferred Stock.

                                                             Page 44 of 81 Pages


                                   Name of Subscriber:



                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   Date of Subscription: January 23, 1997
                                                         ----------------

                                   Place of Execution: New York, New York
                                                       ------------------

                                   Place of Organization or Citizenship:

                                   --------------------------------------------

                                   Place of Residency  and/or Principal
                                   Place of Business:

                                   (Telephone):
                                                -------------------------------
                                   (Fax):
                                          -------------------------------------
                                   Registration Instructions:
                                                              -----------------
                                   (Name)(Please Print):
                                                         ----------------------

                                                             Page 45 of 81 Pages


THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 23rd DAY OF JANUARY, 1997.


                                   GEOTEK COMMUNICATIONS, INC.




                                   By:
                                        ---------------------------------------
                                   --------------------------------------------
                                   Name:
                                   Title: